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Exhibit 8.2

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 20-F of Koninklijke KPN N.V., a public company with limited liability organized under the laws of The Netherlands (the "Company"), for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's knowledge, that:

1.)
the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.
Dated: March 28, 2003	/s/ AD SCHEEPBOUWER Ad Scheepbouwer Chief Executive Officer
Dated: March 28, 2003	/s/ MAARTEN HENDERSON Maarten Henderson Chief Financial Officer

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  Exhibit 8.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350